EX-99.B-77G

            WADDELL & REED ADVISORS MUNICIPAL HIGH INCOME FUND, INC.

SUB-ITEM 77G(a):    Defaults and arrears on senior securities

1.   Oklahoma City Choctaw Nursing

     $525,000 10.125% Industry Development Revenue Bonds due 09/01/06 Choctaw Nursing Center Project
     CUSIP 678693BM3
     This is a monetary default
     Default date is April 1, 1996
     Amount of default per $1,000 face amount is $515
     Total amount of default is $270,210

     $1,230,000 10.250% Industry Development Revenue Bonds due 09/01/16 Choctaw Nursing Center Project
     CUSIP 678693CH3
     This is a monetary default
     Default date is April 1, 1996
     Amount of default per $1,000 face amount is $521
     Total amount of default is $640,882

2.   Oklahoma City Westlake Nursing

     $430,000 10.125% Industry Development Revenue Bonds due 09/01/06 Westlake Nursing Center Project
     CUSIP 678693BN1
     This is a monetary default
     Default date is September 30, 2000
     Amount of default per $1,000 face amount is $59
     Total amount of default is $25,397

     $905,000 10.250% Industry Development Revenue Bonds due 09/01/16 Westlake Nursing Center Project
     CUSIP 678693CJ9
     This is a monetary default
     Default date is September 30, 2000
     Amount of default per $1,000 face amount is $60
     Total amount of default is $54,111

3.   Myrtle Creek Oregon Building Authority

     $3,000,000  8.000% Myrtle Creek Golf Course Project Revenue Bonds due
     06/01/21
     CUSIP 628599AA0
     This is a monetary default
     Default date is July 1, 1999
     Amount of default per $1,000 face amount is $147
     Total amount of default is $440,000

4.   Upper Cumberland Tennessee Gas Utility

     $1,400,000  7.000% Gas Systems Revenue Bonds due 03/01/16
     CUSIP 915627AL7
     This is a monetary default
     Default date is September 30, 2000
     Amount of default per $1,000 face amount is $41
     Total amount of default is $57,167